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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 7, 2005

                              ITT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           Indiana                        1-5672                  13-5158950
(State or other jurisdiction           (Commission             (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)

4 West Red Oak Lane White Plains, New York                               10604
 (Address of principal executive offices)                             (Zip Code)

       Registrant's telephone number, including area code: (914) 641-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 7, 2005, the Company and Robert L. Ayers, currently Senior Vice
President of the Company and President of the Company's Fluid Technology business segment, entered into a Separation Agreement and General Release (the
"Ayers Agreement") to be effective as of September 30, 2005. A copy of the Ayers
Agreement is filed with this report as Exhibit 99.1

The material terms and conditions of the Ayers Agreement provide for, among other things, a one year Employment Period through September 30, 2006 and a Transition Period commencing October 1, 2006 and ending on September 30, 2008.
Mr. Ayers will continue in his current position through September 30, 2005.
During the Employment Period, Mr. Ayers will no longer be an officer of the Company or any of its affiliates or subsidiaries, but shall perform such duties, with respect to the Company's Fluid Technology business segment as shall be assigned from time to time by the Chief Executive Officer of the Company. Mr.
Ayers will receive a base salary of $460,000 and benefits under the Company's salaried benefit program through September 30, 2006, the Separation Date. In addition, during the Employment Period, Mr. Ayers will be entitled to an automobile allowance, financial counseling and tax preparation services as well as an annual physical examination to the same extent such services are provided to other senior executives of the Company and use of a reserved slot at a golf facility.

Mr. Ayers will also receive an incentive bonus for the performance year ending
2005 (calculated at the adjusted performance factor for the Company's Fluid
Technology business segment) and a prorated bonus for the performance year ending 2006, each such bonus calculated based on a 65% base salary target.

Subject to the achievement of applicable Company performance targets established under the Company's Long Term Incentive Plan ("LTIP"), Mr. Ayers is eligible to receive payment under the LTIP determined as if Mr. Ayers' employment with the Company terminated on December 31, 2005. Mr. Ayers' 2003 target award will be calculated based on a 100% (36 month) performance period ending on December 31, 2005; his 2004 target award will be calculated based on 66.7% of the performance period ending on December 31, 2006 and his 2005 target award will be calculated based on 33.3% of the performance period ending on December 31, 2007.

During the Employment Period and Transition Period, Mr. Ayers agrees that the payments and benefits provided by the Company are contingent upon his not becoming an employee of any other entity, and during the Employment Period not engaging in any self-employment for remuneration. During the Transition Period, Mr. Ayers may engage in non-competitive self-employment with respect to any personal or family business in which he has a significant financial interest.
Mr. Ayers is also subject to certain non-solicitation restrictions, and agrees to his continued availability to render reasonable assistance to the Company.
Effective October 1, 2008, Mr. Ayers will be eligible to receive a standard early retirement pension benefit under the Company's tax - qualified and excess defined benefit pension plans and coverage under the Company's retiree health and health insurance plans, to the extent such plans are in effect on October 1, 2008.


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ITEM 8.01 OTHER EVENTS

On September 7, 2005 the Company issued a press release announcing that, effective September 30, 2005, Henry J. Driesse, currently a Senior Vice
President of the Company and President of the Company's defense businesses has been appointed President of the Company's fluid technology businesses. He succeeds Robert L. Ayers. Mr. Ayers will step down as President of the fluid technology businesses and will eventually retire. Steven F. Gaffney, currently
President of the defense systems division, will replace Mr. Driesse as President of the Company's defense businesses.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

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
99.1   Robert Ayers Separation Agreement and General Release (the "Ayers
       Agreement")

99.2   Press release dated September 7, 2005


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
                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ITT INDUSTRIES, INC.


                                        By: /s/ Kathleen S. Stolar
                                            ------------------------------------
                                            Kathleen S. Stolar

                                        Its: Vice President, Secretary
                                             and Associate General Counsel

Date: September 7, 2005


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